EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
The Hershey Company:
We consent to the incorporation by reference in the registration statements (File No. 333-159246, File No. 333-174123, File No. 333-143764, File No. 333-107706, File No. 333-72100, File No. 333-72112, File No. 333-52509 and File No. 333-25853) on Forms S-3 and S-8 of The Hershey Company of our report dated February 22, 2013, with respect to the consolidated balance sheets of The Hershey Company and subsidiaries as of December 31, 2012 and 2011, the related consolidated statements of income, comprehensive income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 Annual Report on Form 10-K of The Hershey Company.

/s/ KPMG LLP
New York, New York
February 22, 2013